UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 26, 2015

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (e)

On March 26, 2015, the Board of Directors (“Board”) of Rosetta Stone Inc. (the “Company”) accepted the resignation of Stephen M. Swad from his positions as a member of the Board, effective immediately, and as President and Chief Executive Officer of the Company, effective April 1, 2015. Immediately following Mr. Swad's resignation from the Board, the Board reduced its size from nine to eight directors.

Also on March 26, 2015, the Board appointed Mr. A. John Hass to serve as Interim President and Chief Executive Officer, effective April 1, 2015, while the Company engages in a search for a chief executive officer.

Mr. Hass, 49, has served as a director of the Company and as a member of the Audit Committee and Compensation Committee of the Board since November 2014. In connection with his appointment as Interim President and Chief Executive Officer, he resigned from the Audit Committee and the Compensation Committee of the Board. Mr. Hass continues to serve as a director.

From September 2012 until November 2014, Mr. Hass was a senior advisor to Osmium Partners, LLC, an alternative asset management firm and a stockholder of the Company. He was a partner at PEAK6 Investments, L.P., a financial services company, from October 2008 through September 2012 and was the Senior Financial Officer of PEAK6 Investments, L.P. from February 2009 through June 2010. Mr. Hass was the Chief Executive Officer of OptionsHouse, a brokerage company and subsidiary of PEAK6 Investments, L.P., from October 2006 until September 2008. From 1988 to October 2006, he was employed at Goldman, Sachs & Co., a subsidiary of the financial services company, The Goldman Sachs Group, Inc., most recently as a Managing Director in the Investment Banking Division. Mr. Hass serves on the boards of a number of privately held for-profit businesses. In addition, Mr. Hass is the president of the board of directors of WITNESS, Inc., a global-human rights non-profit, and serves as a trustee of The Museum of Contemporary Photography. Mr. Hass received his Bachelor of Science in Finance from the University of Illinois at Urbana-Champaign.

There are no family relationships between Mr. Hass and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Compensation Committee of the Board will determine the compensation arrangements payable to Mr. Swad and Mr. Hass. As Interim President and Chief Executive Officer, Mr. Hass will no longer be eligible to receive the standard non-employee director compensation arrangements as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       March 30, 2015

ROSETTA STONE INC.
By:	/s/ Sonia G. Cudd
	Name:	Sonia G. Cudd
	Title:	General Counsel and Secretary